Exhibit 99.2

First Quarter 2016 Supplemental Information May 20, 2016

Forward-Looking Statements 2 Some of the statements contained in this presentation, including statements regarding our portfolio development approach, our improvement projects and estimated costs and projected returns, our pending acquisitions and other investment opportunities, our future growth prospects and farmland investment characteristics and certain trends, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” or “potential” or the negative of these words or similar words, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in the underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. For a further discussion of these and other factors that could cause our future results to differ significantly from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the Securities and Exchange Commission. This presentation contains statistics and other data that has been obtained from or compiled from information made available by third parties. We believe that the information obtained from or compiled by third parties is reliable, but we have not independently verified such information.

3 Company Overview Selected Statistics As of March 31, 2016 2015 Acres owned 107,052 49,345 Farms owned 255 93 Tenants ~70 ~44 Employees 13 8 Portfolio value (closed total)(1) ~$580 million ~$209 million ____________________ Sum of implied purchase price of IPO portfolio (i.e., debt assumed and value of OP units issued based on IPO price per share) and purchase prices of closed acquisitions.

4 Historical Financial Overview Selected Metrics – 1Q15 Versus 1Q16 ($ in thousands) 1.98x 2014 total +123% +160% +211% +77% +103% +364% ____________________ Please refer to the appendix of this presentation for the reconciliation of operating revenue to crop year adjusted revenue. Please see our press release dated May 20, 2016 for further discussion of non-GAAP measures and for reconciliations of non-GAAP measures to the most directly comparable GAAP measure for the quarter ended March 31, 2016. Please see our press release dated May 9, 2016 for reconciliations of non-GAAP measures to the most directly comparable GAAP measure for the quarter ended March 31, 2015. (2) (2) (1) $2,103 $2,173 $366 $1,139 $373 $1,154 $4,692 $5,648 $1,698 $3,541 $757 $2,039 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 GAAP Operating Revenue Crop Year Adjusted Revenue AFFO Adjusted EBITDA Depreciation and Depletion, Property Op Expenses Acquisition and Due Diligence Costs, G&A, Legal & Accounting, Other 1Q15 1Q16

5 ____________________ AFFO per share is calculated by dividing the AFFO by the weighted average common shares outstanding, fully diluted (including common OP units), for such quarter. Please see our press release dated May 20, 2016 for further discussion of non-GAAP measures and for reconciliations of non-GAAP measures to the most directly comparable GAAP measure for the quarter ended March 31, 2016. Please see our press release dated May 9, 2016 for reconciliations of non-GAAP measures to the most directly comparable GAAP measure for the quarter ended March 31, 2015. Historical Financial Overview Selected Metrics – 1Q15 Versus 1Q16 AFFO Per Share(1) +164% (Share count in thousands) +94% Quarter-End Share Count $0.04 $0.10 1Q15 1Q16 9,740 18,858 1Q15 1Q16

Completed Improvement Projects Overview

Project Detail, Cost and Estimated Return

Farm	State	Project	Completion Date	Improvement Cost	Estimated Return[1]
Abraham	IL	Drainage Tile	4/14/2016	$75,001	5.0%
Matulka	NE	Grain Bins	10/12/2015	293,428	5.0%
Crane Creek	IL	Drainage Tile	10/12/2015	110,001	3.5%
Cleer	IL	Grain Bins	10/1/2015	995,728	6.0%
Ambrose	IL	Drainage Tile	9/30/2015	80,616	5.0%
Stelter	IL	Drainage Tile	9/30/2015	142,637	5.0%
Pumphouse West	IL	Drainage Tile	9/30/2015	44,132	5.0%
Pumphouse East	IL	Drainage Tile	9/30/2015	63,865	5.0%
Cypress Bay	SC	Grain Bins	8/20/2015	495,434	5.4%
Coopers Mill	SC	Irrigation Improvements	8/1/2015	369,885	6.0%
Drakeford	SC	Irrigation Improvements	8/1/2015	692,020	6.0%
Tyndall	SC	Irrigation Improvements	8/1/2015	446,149	6.0%
Paxville	SC	Irrigation Improvements	8/1/2015	334,401	6.0%
Maidendown	SC	Irrigation Improvements	8/1/2015	1,072,796	6.0%
Ten Mile	SC	Irrigation Improvements	8/1/2015	1,193,886	6.0%
Fadschild	IL	Pivot Upgrade	6/1/2015	10,577	6.0%
Zeller	IL	Underground Pipe and Electrical Work	5/6/2015	32,593	6.0%
Jacoby	CO	New Pivot	5/1/2015	57,733	4.5%
Timmerman	CO	New Pivots (2)	5/1/2015	101,418	4.5%
Scripps	IL	Drainage Tile	4/16/2015	60,783	7.0%
Pella	IL	Drainage Tile	4/16/2015	289,356	3.0%
Mentink	NE	Excavation	3/31/2015	40,684	7.0%
				$7,003,123	

(1) Estimated Return reflects the dollar value of contractually agreed rent increases on the applicable farm divided by the improvement cost on the applicable farm, expressed as a percentage. We can provide no assurances that the actual return will reflect our estimates.

FARMLAND PARTNERS

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In-Process Improvement Projects Overview

Budget, Status and Projected Return

Farm	State	Project	Estimated Project Cost [1]	Paid to Date	Estimated Remaining Cost [1]	Projected Return [2]
Long Prairie	AR	Levee Project	$122,655	$30,000	$92,655	25.0%
Garrott	AR	Irrigation Improvements	156,500	109,332	47,168	36.1%
Stonington-Bass	CO	Irrigation Improvements	406,635	168,931	237,705	35.0%
Lutz	NE	Grain Bins	250,500	179,187	71,313	5.0%
Swarek	MS	Leveling/Drainage Tiling	42,000	-	42,000	6.5%
Garrott	AR	Grain Bins	79,000	54,500	24,500	20.0%
Davis	LA	Grain Bins	415,000	60,043	354,957	6.0%
Long Prairie	AR	Grain Bins	130,207	-	130,207	6.8%
Sutter	CO	Sprinkler Upgrade	35,388	-	35,388	6.0%
Boe - Goodwater	NE	New Well Drilling	39,900	-	39,900	0.0%
Ten Mile	SC	Drainage Tiling	1,215,176	-	1,215,176	6.0%
Maidendown	SC	Drainage Tiling	705,579	-	705,579	6.0%
Carruthers	CO	Grain Bins	100,000	-	100,000	6.0%
Sutter	CO	Grain Bins	120,000	-	120,000	6.0%
Hudye	CO	Sprinkler Upgrade	22,300	-	22,300	6.0%
			$3,840,840	**$601,992**	**$3,238,847**	

(1) Represents estimates that are subject to change as project proceeds.

(2) Projected Return reflects the dollar value of expected rent increases on the applicable farm divided by the improvement cost on the applicable farm, expressed as a percentage. We can provide no assurances that we will receive the annual rent increase we expect upon completion of any improvement project; therefore, we cannot guarantee that the projected return reflected herein will be reflective of the actual return recognized for these improvement projects.

FARMLAND PARTNERS

FPI LISTED NYSE

7

8 Appendix Crop Year Adjusted Revenue Reconciliation

9 Appendix Crop Year Adjusted Revenue Reconciliation(1) For the three months ended March 31, 2016 2015 Total operating revenues $4,692 $2,103 Crop year revenue adjustment 956 70 Crop year adjusted revenue $5,648 $2,173 ____________________ In accordance with GAAP, rental payments are recognized as income on a straight-line basis over the terms of the respective leases. With respect to leases entered into on acquired property, the crop year revenue adjustment represents the difference between the pro rata contractual cash revenue for each crop year spread equally over the quarterly periods of ownership (without regard to the date of acquisition within the quarter) and the rent recognized on a straight-line basis in accordance with GAAP. This application results in income recognition that can differ significantly from the current GAAP accounting. By adjusting for this item, we believe crop year adjusted revenue more accurately reflects the revenue earned in a given fiscal quarter or year. This metric should be considered along with, but not as an alternative to, GAAP revenue as a measure of our operating performance.